SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): May 17, 2004

                             KESTREL ENERGY, INC.
            (Exact Name of Registrant as Specified in its Charter)

        Colorado                 0-9261                 84-0772451
(State of Incorporation)    (Commission File        (IRS Employer ID
                                 Number)                 Number)

                         1726 Cole Boulevard, Suite 210
                            Lakewood, Colorado 80401
                    (Address of Principal Executive Offices)

                                 (303) 295-0344
              (Registrant's Telephone Number, including Area Code)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      Kestrel Energy, Inc., the Registrant, issued a press release on May 17, 2004, reporting operating results for the third fiscal quarter ended March 31, 2004. The text of that press release is as follows:

FOR IMMEDIATE RELEASE                                                    NEWS
MAY 17TH, 2004                                                     OTCBB-KEST


          KESTREL ENERGY REPORTS CONTINUED INCREASE IN QUARTERLY REVENUES.


Kestrel Energy Inc. (OTCBB: KEST), an oil and gas exploration and production company today announced its financial results for the third quarter of fiscal year 2004.

The Company's oil and gas revenues for the three months ended March 31, 2004 were $343,183 compared to $326,821 during the same period of 2003, an increase of $16,362 or 5%. The increase in revenues was primarily the result of slightly higher oil and gas prices received during the quarter. Oil and gas production levels were fairly consistent between the two periods.

The Company will report a net loss of $23,569 for the three-month period ended March 31, 2004, as compared to a net loss of $513,574 during the comparable period of 2003. The Company's results for the quarter and nine months ended March 31, 2004 improved $490,005 and $782,394, respectively, as compared to 2003, on the strength of slightly higher oil and gas prices, lower operating expenses and lower losses resulting from the sale of the Company's interests in Victoria Petroleum stock.

The Company's total expenses for the third quarter ended March 31, 2004 increased $13,318, or 4%, to $371,272 as compared to $357,161 a year ago. The increase in overall expenses is primarily due to higher lease operating, exploration and abandoned property expenses, offset by lower general and administrative and lower interest expenses.

Exploration expenses for the quarter ended March 31, 2004 increased by $14,625 to $14,432 from a year ago. The increase in costs incurred for the quarter is a result of no exploration activity during the same period a year ago. For the nine months ended March 31, 2004, exploration expenses increased $9,113, or 48%, to $28,355 versus $19,222 a year ago.

General and administrative costs for the three months ended March 31, 2004 decreased $14,089, or 9%, to $143,150 as compared to $157,239 for the same period a year ago. These decreases were primarily attributable to a decrease in rent and office expenses.

Interest expense and loan fees for the three-month period ended March 31, 2004 increased $2,220, or 16%, to $16,331 from $14,111 a year ago. The increase is attributable to slightly higher average borrowings outstanding during the period.

At March 31, 2004, the Company had a working capital deficit of $133,641. This compares to the Company's working capital deficit of $4,643 as of June 30, 2003. The increase in working capital deficit of $129,000 was primarily the result of an increase in accounts payable-trade, lower cash on hand and lower accounts receivable.

Barry Lasker, Director said "Management has continued to focus on the bottom line by cutting costs and, where possible, maximizing our revenues. We have continued our aim of farming out our key projects and, at the same time, we have continued the development of our Hilight CBM Field in Campbell County, Wyoming. Furthermore, we are continuing with front-end work to drill the first test well on our 30,000 acre Rock Springs CBM play, in which Kestrel has a 20% back-in interest and we look forward to announcing the results when available."

Headquartered in Denver, Kestrel has producing properties in Wyoming, Oklahoma, New Mexico and Texas.


     Statements made in this press release that are not historical facts may be forward looking statements. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information. In addition, while the Company's current plans are to drill a number of wells and develop the properties cited herein at the time and in the manner described, various factors, including but not limited to actual drilling results, equipment availability or breakage, limited financial resources, or other problems, could change those plans. A description of the risks and uncertainties which are generally attendant to Kestrel Energy and its industry and other factors which could affect the Company's financial results are included in the Company's report to the Securities and Exchange Commission on Form 10-KSB.

      ###
     CONTACTS:
     Kestrel Energy
     303/295-0344

                        E-mail: mtemple@kestrelenergy.com


                                 * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  May 27, 2004                    KESTREL ENERGY, INC.


                                       By: /s/Robert J. Pett
                                          -------------------------------------
                                          Robert J. Pett, Chairman of the Board